Exhibit 99.2

PHEAA - Student Loan Trust 2003-1 & 2004-1
Quarterly Servicing Report
Report Date: 12/31/04	Report Period: 10/01/04 - 12/31/04

I.  Series 2003-1 & 2004-1 Asset and Liability Summary

A.    Student Loan Portfolio and Fund Balance

	September 30, 2004	Net Activity	December 31, 2004
1. Financed Student Loans - Principal Balance	$708,073,630.00	$(21,478,926.21)	$686,594,703.79
2. Interest Expected to be Capitalized	$1,281,366.77	$373,988.05	$1,655,354.82
3. Total Pool Balance	$709,354,996.77	$(21,104,938.16)	$688,250,058.61
4. Financed Student Loans - Borrower Interest Balance	$3,357,530.49	$503,187.94	$3,860,718.43
5. Accrued Interest Subsidy & Special Allowance (Net of Lender Origination Fees)	$1,072,088.95	$621,184.12	$1,693,273.07

6 Weighted Average Coupon Rate	4.49%		4.48%
7 Weighted Avg Remaining to Maturity (in months)	187.01		186.19
8 Number of Loans	105,240		102,583
9 Number of Borrowers	57,676		56,197

B.    Reserve Fund

	9/30/2004	Change	12/31/2004
1 Reserve Fund (1.00%)	$7,561,018.37	$(195,437.25)	$7,365,581.12
2 Reserve Fund Floor	$500,000.00		$500,000.00
3 Current Reserve Account Balance	$7,561,018.37	$(195,437.25)	$7,365,581.12

C.    Other Fund Balances

	9/30/2004	Change	12/31/2004
1 Acquisition Fund	$281,624.75	$(103,062.58)	$178,562.17
2 Revenue Fund (including sub-accounts & Intransits from Servicer)	$30,762,466.89	$(4,289,589.89)	$26,472,877.00

D.    Notes and Certificates

	CUSIP	Spread	9/30/2004%		12/31/2004%
1 2003-1 Class A-1 LIBOR Notes	71722T AD6	0.06%	$163,348,000.00	21.66%	$145,036,000.00	19.96%
2 2003-1 Class A-2 ARS Notes	71722T AA2	ARS	$80,950,000.00	10.73%	$71,650,000.00	9.86%
3 2003-1 Class A-3 ARS Notes	71722T AB0	ARS	$90,000,000.00	11.93%	$90,000,000.00	12.38%
4 2003-1 Class B-1 ARS Notes	71722T AC8	ARS	$20,000,000.00	2.65%	$20,000,000.00	2.75%
5 2004-1 Class A-1 LIBOR Notes	71722T AE4	0.12%	$200,000,000.00	26.51%	$200,000,000.00	27.52%
6 2004-1 Class A-2 ARS Notes	71722T AF1	ARS	$90,000,000.00	11.93%	$90,000,000.00	12.38%
7 2004-1 Class A-3 ARS Notes	71722T AG9	ARS	$90,000,000.00	11.93%	$90,000,000.00	12.38%
8 2004-1 Class B-1 ARS Notes	71722T AH7	ARS	$20,000,000.00	2.65%	$20,000,000.00	2.75%
9 Total Notes and Certificates			$754,298,000.00	100.00%	$726,686,000.00	100.00%